Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,468,478
Unrealized Gain (Loss) on Market Value of Futures	2,783,529
Dividend Income	3,652
Interest Income	17,391
ETF Transaction Fees	1,750
Total Income (Loss)	$4,274,800

Expenses
General Partner Management Fees	$36,342
Professional Fees	19,894
Brokerage Commissions	9,462
Non-interested Directors' Fees and Expenses	425
Prepaid Insurance Expense	341
NYMEX License Fee	909
SEC & FINRA Registration Expense	3,945
Total Expenses	71,318
Expense Waiver	(25,754)
Net Expenses	$45,564
Net Income (Loss)	$4,229,236

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$64,643,638
Additions (200,000 Shares)	4,539,161
Withdrawals (400,000 Shares)	(9,984,795)
Net Income (Loss)	4,229,236

Net Asset Value End of Month	$63,427,240
Net Asset Value Per Share (2,650,000 Shares)	$23.93

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612